                                                                   Exhibit 10.21


                        SPLIT-DOLLAR INSURANCE AGREEMENT

     This Plan is adopted by agreement between the Company and the Owner:

                                  DEFINITIONS

     A. "Company" is SIMON MARKETING, INC. a California corporation of Los Angeles, California.

     B.   "Insured" is ALLAN IRWIN BROWN.

     C.   "Insurer" is METROPOLITAN LIFE INSURANCE COMPANY.

     D. "Owner" is FREDERIC N. GAINES, Trustee of The Allan I. Brown Insurance Trust, under Declaration of Trust dated September 29, 1997.

     E. "Policy" refers to the following policy on the life of the Insured issued by the Insurer, together with any supplementary contracts issued by the Insurer in conjunction therewith:

          Metropolitan Life Insurance Company Policy No. 983 990 506 UV

     F. "Premium Advance" is the amount equal to the cumulative total of the Company's share of the premiums paid on the Policy.

                                    RECITALS

     A. The Owner is the owner of the Policy, and the Insured is a valued employee of the Company. The Company wishes to continue this employment relationship and, as an inducement thereto, is willing to assist the Owner in the payment of premiums on the Policy as an additional form of compensation to the Insured as its employee.

     B. In exchange for such premium assistance, the Company shall have the right to designate and change direct and contingent beneficiaries of the lesser of an amount of the death proceeds equal to (a) the cash value of the Policy as of the date to which premiums have been paid or (b) the premiums paid by the Company to the Insurer.

     C. This Plan is intended to qualify as a life insurance employee benefit plan as described in Revenue Ruling 64-328.

                                   AGREEMENT

     NOW THEREFORE, for value received, it is agreed:

     1.   PREMIUM PAYMENTS.

          (a) All premiums on the Policy shall be paid by the Company as they become due.

          (b)  Dividends on the Policy shall be applied as elected by the Owner.

     2.   RIGHTS OF PARTIES.

          (a) The Owner shall be the sole and exclusive owner of the Policy. This includes all rights of "owner" under the terms of the Policy including, but not limited to, the right to designate beneficiaries, select settlement and dividend options, borrow on the security of the Policy and to surrender the Policy, except that the Owner shall not have the rights specified in subsection
2. (b) below. All such rights, except those specified in subsection 2. (b) below, may be exercised by the Owner without the Company's consent.

          (b) The Company shall have the right to designate and change the beneficiaries of and assign the proceeds of the lesser of an amount of the death proceeds equal to (a) the cash value of the Policy as of the date to which premiums have been paid or (b) the premiums paid by the Company to the Insurer.

     3.   ASSIGNMENT

          (a) The Owner shall have the right to assign any part or all of the Owners' retained interest in the Policy and this Plan to any person, entity or trust by execution of a written assignment delivered to the Insurer.

          (b) The Company shall have the right to assign any part or all of the Company's interest in the Policy and this Plan to any person, entity or trust by execution of a written assignment delivered to the Owner and to the Insurer.

     4. TERMINATION OF PLAN. This Plan shall terminate on the first to occur of the following:

          (a) Surrender of the Policy by the Owner, who has the sole and exclusive right of surrender.

          (b) Delivery by either party hereto to the other of written notice of termination.

          (c) Termination of the Insured's employment with the Company for any reason whatsoever other than the Employee's death.

     5. THE INSURER. The Insurer shall be bound only by the provisions of and endorsements on the Policy, and any payments made or action taken by it in accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever. It shall in no way be bound by or be deemed to have notice of the provisions of this Plan.

     6. AMENDMENT OF PLAN. The Owner and the Company may mutually agree to amend this Plan and such amendment shall be in writing signed by the Owner and the Company.

     7. SPECIAL PROVISIONS. The following provisions are a part of this Plan and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

          (a)  The named fiduciary shall be the secretary of the Company.

          (b) The funding policy under this Plan is that all premiums on the Policy be remitted to the Insurer when due.

          (c) Direct payment by the Insurer is the basis of payment of benefits under this Plan, with those benefits in turn being based on the payment of premiums as provided in the Plan.

          (d) For claims procedure purposes, the "Claims Manager" shall be the secretary of the Company, as existing from time to time.

               (i) If for any reason a claim for benefits Under this Plan is denied by the Company, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Plan section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining review of his or her claim, all written in a manner calculated to be understood by the claimant. For this purpose:

                    (A) The claimant's claim shall be deemed fried when presented orally or in writing to the Claims Manager.

                    (B) The Claims Manager's explanation shall be in writing delivered to the claimant within ninety (90) days of the date the claim is filed.

               (ii) The claimant shall have sixty (60) days following his or her receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or his or her representative may submit pertinent documents and written issues and comments.

               (iii) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within sixty (60) days of receipt of the claimant's request for review of his or her claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within sixty (60) days, the claim shall be deemed denied on review.

     THIS AGREEMENT is executed on February 4, 1998 at Los Angeles, California.

In the presence of
                                             COMPANY

/s/ illegible signature                      By: /s/ Richard Lamishaw
-----------------------------------              -------------------------------
                                                 CFO


                                             OWNER
                                             The Allan I. Brown Irrevocable
                                             Trust

/s/ illegible signature                      By: /s/ Frederic N. Gaines
-----------------------------------              -------------------------------
                                                 Frederic N. Gaines
                                                 Trustee

                                  ENDORSEMENT


     Insured: ALAN I. BROWN

     Re: Metropolitan Life Insurance Co. Policy No. 983 990 506 UV

     Supplementing and amending the above policy, the undersigned owner of the policy requests and directs that:

     1. The Owner of the policy will be FREDERIC N. GAINES, Trustee of The Allan I. Brown Insurance Trust, under Declaration of Trust dated September 29, 1997. The Owner alone may exercise all policy rights, except that the Owner will not have the rights specified in Section 2. below.

          Said Owner designates The Allan I. Brown Insurance Trust, under Declaration of Trust dated September 29, 1997, or its successors as the direct beneficiary of the excess proceeds over the lesser of (a) the cash value of the Policy as of the date to which premiums have been paid or (b) the premiums paid by SIMON MARKETING, INC. (hereinafter referred to as "Company") to the Insurance Company for the policy.

          The Insurance Company will have the right to rely on any statement signed by said Owner setting forth the amount referred to above, and any decisions made by the Insurance Company in reliance upon such statement will be conclusive and will fully protect the Insurance Company.

     2. The Company will have the right to designate and change the beneficiaries of and assign the proceeds of the lesser of an amount equal to (a) the cash value of the Policy as of the date to which premiums have been paid or
(b) the premiums paid by the Company to the Insurer. The provisions of this
Section 2. shall not limit the rights of the Owner as specified in Section 1. above.

          Unless otherwise designated, the Company designates itself or its successors as the direct beneficiary of the proceeds specified in this Section 2.

     3.   All prior designations of beneficiaries of death proceeds are revoked.

     4. Any collateral assignment made by the Owner will be deducted only from the proceeds payable under Section 1. above.

     5. Any assignment of proceeds specified in Section 2. above will be limited to death proceeds only.

     6. Any indebtedness on the policy will first be deducted from the proceeds payable under Section 1. above.

     7. The exercise by the Owner of the right to surrender the policy or to change the Insured(s) will terminate the rights of the Company specified in
Section 2. above.

     8. The policy fights specified in Sections 1. and 2. above may be exercised by the respective parties specified in Sections 1. and 2. above or the. irrespective successors or transferees.

     9. If no beneficiaries named in Sections 1. and 2. above are in existence when the Insureds die, payment will be made to the Owner of each portion, or that Owner's successors or assigns.

     10. Each Owner of the proceeds specified in Sections 1. and 2. above will have the right to exercise the conversion privilege if applicable to such portion and will be the Owner of any new policy issued in lieu of such benefit.

Dated: ______________________


In the presence of
                                                  COMPANY

______________________________                    By: /s/ Richard Lamishaw
                                                      --------------------------
                                                      CFO


                                                  OWNER
                                                  The Allan I. Brown Irrevocable
                                                  Trust

/s/ illegible signature                           By: /s/ Frederic N. Gaines
------------------------------                        --------------------------
                                                      Frederic N. Gaines
                                                      Trustee


Recorded and Filed at the Office of Metropolitan

     The company assumes no obligations at to the validity and sufficiency of this agreement and does not pass upon its legality


on MAR 20, 1998     /s/ Louis J. Ragusa
   ----------------
                    Louis J. Ragusa
                    Vice-President and Secretary

                                    METLIFE

     ----------------------------------------------------------------------
                                METROPOLITAN LIFE
                                INSURANCE COMPANY

                A Mutual Company Incorporated in New York State
     ----------------------------------------------------------------------
     Metropolitan Life Insurance Company will pay the amount of insurance and provide the other benefits of this policy according to its provisions.



     /s/ Louis J. Ragusa                   /s/ Robert H. Benmosche
     Louis J. Ragusa                       Robert H. Benmosche
     Vice President and Secretary          President and Chief Operating Officer


     Insured             ALLAN I BR0WN

     Specified
     Face Amount         $6,500,000      AS OF MAR. 9, 1998
     of Insurance

     Policy Number       983 990 506 UV

     Plan                Flexible Premium Variable Life


     FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

     Life insurance payable if the insured dies before the Final Date of Policy. Cash Value, if any, less any policy loan and loan interest, payable on the Final Date.
     Adjustable death benefit.
     Premiums payable while the insured is alive and before the Final Date of Policy.
     Premiums must be sufficient to keep the policy in force.
     Not eligible for dividends.

THE CASH VALUE IN EACH INVESTMENT DIVISION OF THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT INVESTMENT DIVISION AND MAY INCREASE .OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE THE SEPARATE ACCOUNT PROVISION ON PAGE 10.

THE CASH VALUE IN THE FIXED ACCOUNT WILL BE CREDITED WITH INTEREST AT A GUARANTEED RATE SHOWN ON PAGE 3.1. WE MAY CREDIT ADDITIONAL INTEREST IN EXCESS OF THE GUARANTEED RATE. SEE THE FIXED ACCOUNT PROVISION ON PAGE 9.

THE AMOUNT OR THE DURATION OF THE DEATH BENEFIT; OR BOTH, MAY BE VARIABLE OR FIXED AS DESCRIBED IN THIS POLICY.

RIGHT TO EXAMINE POLICY-PLEASE READ THIS POLICY. YOU MAY RETURN IT TO US OR TO THE REPRESENTATIVE THROUGH WHOM YOU BOUGHT IT AT ANY TIME BEFORE THE LATER OF THE DATE WE RECEIVE YOUR SIGNED DELIVERY RECEIPT AND 10 DAYS FROM THE DATE THE POLICY WAS DELIVERED TO YOU. IF YOU RETURN THIS POLICY WITHIN THIS PERIOD, THE POLICY WILL BE VOID FROM THE BEGINNING. WE WILL REFUND ANY PREMIUM PAID. DURING THAT PERIOD, THE NET PREMIUM PAYMENTS ALLOCATED TO THE SEPARATE ACCOUNT WILL BE INVESTED IN THE MONEY MARKET PORTFOLIO. AT THE END OF THAT PERIOD, THE NET PREMIUM WILL BE INVESTED IN THE SEPARATE ACCOUNT AS DESIGNATED.

See Table of Contents and Company address on the back cover.

READ THIS POLICY CAREFULLY. This policy is a legal contract between the policy owner and Metropolitan Life Insurance Company.

                      METROPOLITAN LIFE INSURANCE COMPANY

                             POLICY SPECIFICATIONS

DATE OF POLICY ................................................ MARCH 9, 1998

INSURED'S AGE AND SEX ......................................... 57 MALE

FINAL DATE OF POLICY .......................................... POLICY ANNIVERSARY AT AGE 95

DEATH BENEFIT ................................................. OPTION C (SEE PAGE 7)

OWNER ......................................................... SEE APPLICATION

BENEFICIARY AND
CONTINGENT BENEFICIARY ........................................ SEE APPLICATION

POLICY CLASSIFICATION ......................................... TABLE 05 NON-SMOKER



                              INSURED ALLAN I BROWN

SPECIFIED
FACE AMOUNT OF
INSURANCE ...... $6,500,000 AS OF MARCH 9, 1998      POLICY NUMBER 983990506UV C

PLAN ........... FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE
                 WITH TERM INSURANCE RIDER PROVIDING

TOTAL INSURANCE AMOUNT .................     $6,500,000.

     THIS POLICY PROVIDES LIFE INSURANCE COVERAGE UNTIL THE FINAL DATE IF SUFFICIENT PREMIUMS ARE PAID. THE PLANNED PREMIUM SHOWN BELOW MAY NEED TO BE INCREASED TO KEEP THIS POLICY AND COVERAGE IN FORCE.

               PLANNED PREMIUM OF $449,664.00 -- PAYABLE ANNUALLY

     (TOTAL PREMIUM FOR LIFE INSURANCE BENEFIT. ANY SUPPLEMENTAL RATING AND ANY ADDITIONAL BENEFITS LISTED BELOW)

                              ADDITIONAL BENEFITS

YEARLY RENEWABLE TERM                          RIDER AMOUNT:         $0
INSURANCE RIDER                                RIDER PERCENT:  0% FIXED AT ISSUE

REFUND OF SALES CHARGE RIDER                   BENEFIT PERIOD: 3 YEARS

GUARANTEED INTEREST RATE FOR FIXED ACCOUNT .................... 4.0%     A YEAR
                                                                 .32737% A MONTH
                                                                 .01075% A DAY

MINIMUM TOTAL INSURANCE AMOUNT: .......... $100,000 DURING FIRST 5 POLICY YEARS;
                                           $ 50,000 AFTER 5TH POLICY YEAR


EXPENSES:

     EXPENSE CHARGE IN POLICY YEARS 1 - 10:
                              NOT MORE THAN 13.5% (INCLUDING A SALES LOAD OF
                                  NOT MORE THAN 9.0%) OF GROSS PREMIUMS RECEIVED UP TO THE TARGET PREMIUM IN ANY POLICY YEAR

                                                  PLUS

                             NOT MORE THAN 3.5% (INCLUDING A SALES LOAD OF
                                  NOT MORE THAN 0.0%) OF GROSS PREMIUM RECEIVED OVER THE TARGET PREMIUM IN ANY POLICY YEAR

EXPENSE CHARGE IN POLICY YEARS 11 AND LATER:
                             NOT MORE THAN 7.5% (INCLUDING A SALES LOAD OF
                                  NOT MORE THAN 3.0%) OF GROSS PREMIUMS RECEIVED UP TO THE TARGET PREMIUM IN ANY POLICY YEAR

                                                  PLUS

                             NOT MORE THAN 3.5% (INCLUDING A SALES LOAD OF
                                  NOT MORE THAN 0.0%) OF GROSS PREMIUM RECEIVED OVER THE TARGET PREMIUM IN ANY POLICY YEAR

                                                     TARGET PREMIUM: $525,135.00

MAXIMUM UNDERWRITING CHARGE FOR
INCREASES IN SPECIFIED FACE AMOUNT ................................ $3.00/$1,000

MAXIMUM MORTALITY AND EXPENSE RISK CHARGE .......................... 0.9% A YEAR
                                                                  .002454% A DAY
                                                                      APPLIED TO
                                                     A PORTION OF THE CASH VALUE
                                                                        EQUAL TO
                                          THE CASH VALUE IN THE SEPARATE ACCOUNT


                                       3.1

       TABLE OF GUARANTEED MAXIMUM RATES FOR EACH $1,000 OF TERM INSURANCE
               (SEE "COST OF TERM INSURANCE" PROVISION ON PAGE 8).

---------------------------------------------------------------------------------------------
Age        Monthly Rate*            Age       Monthly Rate*           Age      Monthly Rate*
---------------------------------------------------------------------------------------------
20            0.324                 45           0.847                70           7.108
21            0.324                 46           0.918                71           7.420
22            0.323                 47           0.989                72           7.783
23            0.316                 48           1.069                73           8.197
24            0.314                 49           1.151                74           8.656
25            0.306                 50           1.249                75           9.151
26            0.304                 51           1.357                76           9.675
27            0.304                 52           1.476                77          10.221
28            0.305                 53           1.612                78          10.796
29            0.306                 54           1.764                79          11.419
30            0.314                 55           1.926                80          12.114
31            0.523                 56           2.096                81          12.905
32            0.334                 57           2.276                82          13.811
33            O.351                 58           2.464                83          14.830
34            0.368                 59           2.671                84          15.946
35            0.388                 60           2.899                85          17.140
36            0.415                 61           3.160                86          18.401
37            0.449                 62           3.464                87          19.728
38            0.484                 63           3.806                88          21.123
39            0.522                 64           4.183                89          22.601
40            0.568                 65           4.589                90          24.189
41            0.619                 66           5.020                91          25.940
42            0.673                 67           5.472                92          27.932
43            0.727                 68           5.958                93          30.367
44            0.784                 69           6.497                94          33.713


---------------------------------------------------------------------------------------------

* If there is a supplemental rating for the life insurance benefit, as shown on page 3, the monthly deduction for such supplemental rating must be added to the monthly rate determined from this table.

          DESCRIPTION OF INVESTMENT DIVISIONS IN THE SEPARATE ACCOUNT

THE ASSETS IN EACH INVESTMENT DIVISION OF METROPOLITAN LIFE SEPARATE ACCOUNT UL (SEPARATE ACCOUNT) ARE INVESTED IN SHARES OF A DESIGNATED INVESTMENT COMPANY PORTFOLIO. EACH PORTFOLIO REPRESENTS A DIFFERENT CLASS (OR SERIES) OF SHARES ISSUED BY METROPOLITAN SERIES FUND, INC.

DIVISION 1-    STATE STREET RESEARCH GROWTH PORTFOLIO-The investment objective of this portfolio is to achieve long-term growth of capital and income, and moderate current income, by investing primarily in common stocks that are believed to be of good quality or to have good growth potential or which are considered to be undervalued based on historical investment standards.

DIVISION 2-    STATE STREET RESEARCH INCOME PORTFOLIO-The investment objective of this portfolio is to achieve the highest possible total return, by combining current income with capital gains, consistent with prudent investment risk and the preservation of capital, by investing primarily in fixed-income, high-quality debt securities.

DIVISION 3-    METLIFE MONEY MARKET PORTFOLIO-The investment objective of this portfolio is to achieve the highest possible current income consistent with the preservation of capital and maintenance of liquidity, by investing primarily in short-term money market instruments.

DIVISION 4-    STATE STREET RESEARCH DIVERSIFIED PORTFOLIO-The investment objective of this portfolio is to achieve a high total return while attempting to limit investment risk and preserve capital by investing in equity securities, fixed-income debt securities, or short-term money market instruments, or any combination thereof, at the discretion of State Street Research.

DIVISION 5-    STATE STREET RESEARCH AGGRESSIVE GROWTH PORTFOLIO-The investment objective of this portfolio is to achieve maximum capital appreciation by investing primarily in common stocks (and equity and debt securities convertible into or carrying the right to acquire common stocks) of emerging growth companies, undervalued securities or special situations.

DIVISION 6-    GFM INTERNATIONAL STOCK PORTFOLIO-The investment objective of this portfolio is to achieve long-term growth of capital by investing primarily in common stocks and equity-related securities of non-United States companies.

DIVISION 7-    METLIFE STOCK INDEX PORTFOLIO- The investment objective of this portfolio is to equal the performance of the Standard & Poor's
               500 Composite Stock Price Index (adjusted to assume reinvestment of dividends) by investing in the common stock of companies which are included in the index.

DIVISION 8-    LOOMIS SAYLES HIGH YIELD BOND PORTFOLIO-The investment objective of this portfolio is to achieve high total investment return through a combination of current income and capital appreciation.
               The Portfolio will normally invest at least 65% of its assets in fixed income securities of below investment grade quality.


DIVISION 9-    JANUS MID CAP PORTFOLIO- The investment objective of this
               portfolio is to provide long-term growth of capital, It pursues this objective by investing primarily in securities issued by medium sized companies.

DIVISION 10-   T. ROWE PRICE SMALL CAP GROWTH PORTFOLIO- The investment
               objective of this portfolio is to achieve long-term capital growth by investing in small growth companies.

DIVISION 11-   SCUDDER GLOBAL EQUITY PORTFOLIO- The investment objective of this portfolio is to achieve long-term growth of capital through a diversified portfolio of marketable securities, primarily equity securities, including common stocks, preferred stocks and debt securities convertible into common stocks. The Portfolio invests on a worldwide basis in equity securities of companies which are incorporated in the U.S. or in foreign countries. It also may invest in the debt securities of U.S. and foreign issuers. Income is an incidental consideration.

INVESTMENT RETURNS WILL REFLECT FLUCTUATIONS IN THE MARKET VALUE OF SECURITIES. PLEASE REFER TO THE CURRENT PROSPECTUS FOR METROPOLITAN SERIES FUND, INC. FOR A COMPLETE DESCRIPTION OF THE FUND AND THE CURRENTLY AVAILABLE DESIGNATED PORTFOLIOS.

          DESCRIPTION OF INVESTMENT DIVISIONS IN THE SEPARATE ACCOUNT

THE ASSETS IN EACH INVESTMENT DIVISION OF METROPOLITAN LIFE SEPARATE ACCOUNT UL (SEPARATE ACCOUNT) ARE INVESTED IN SHARES OF A DESIGNATED INVESTMENT COMPANY PORTFOLIO. EACH PORTFOLIO REPRESENTS A DIFFERENT CLASS (OR SERIES) OF SHARES ISSUED BY METROPOLITAN SERIES FUND, INC.

DIVISION 1-    GROWTH PORTFOLIO-The investment objective of this portfolio is to achieve long-term growth of capital and income, and moderate current income, by investing primarily in common stocks that are believed to be of good quality or to have good growth potential or which are considered to be undervalued based on historical investment standards.

DIVISION 2-    INCOME PORTFOLIO-The investment objective of this portfolio is to achieve the highest possible total return, by combining current income with capital gains, consistent with prudent investment risk and the preservation of capital, by investing primarily in fixed-income, high-quality debt securities.


DIVISION 3-    MONEY MARKET PORTFOLIO-The investment objective of this portfolio is to achieve the highest possible current income consistent with the preservation of capital and maintenance of liquidity, by investing primarily in short-term money market instruments.

DIVISION 4-    DIVERSIFIED PORTFOLIO-The investment objective of this portfolio is to achieve a high total return while attempting to limit investment risk and preserve capital by investing in equity securities, fixed-income debt securities, or short-term money market instruments, or any combination thereof, at the discretion of State Street Research.

DIVISION 5-    AGGRESSIVE GROWTH PORTFOLIO-The investment objective of this portfolio is to achieve maximum capital appreciation by investing primarily in common stocks (and equity and debt securities convertible into or carrying the right to acquire common stocks) of emerging growth companies, undervalued securities or special situations.

DIVISION 6-    INTERNATIONAL STOCK PORTFOLIO-The investment objective of this portfolio is to achieve long-term growth of capital by investing primarily in common stocks and equity-related securities of non-United States companies.

DIVISION 7-    STOCK INDEX PORTFOLIO-The investment objective of this portfolio is to equal the performance of the Standard and Poor's 500
               Composite Stock Price Index (adjusted to assume reinvestment of the dividends) by investing in the common stock of companies which are included in the index.

INVESTMENT RETURNS WILL REFLECT FLUCTUATIONS IN THE MARKET VALUE OF SECURITIES. PLEASE REFER TO THE CURRENT PROSPECTUS FOR METROPOLITAN SERIES FUND, INC. FOR A COMPLETE DESCRIPTION OF THE FUND AND THE CURRENTLY AVAILABLE DESIGNATED PORTFOLIOS.

                                  DEFINITIONS

This policy provides life insurance through flexible premium payments. Net premiums are credited at your option to either a fixed interest account ("Fixed Account") or a multifunded separate account ("Separate Account") or both. Interest will be credited to the Cash Value in the Fixed Account. The Cash Value in the Separate Account will vary with investment experience. The cost of insurance and other charges will be deducted each month proportionately from the Fixed Account and the Separate Account.

"You" and "your" refer to the owner of this policy.

"We", "us" and "our" refer to Metropolitan Life Insurance Company.

The "insured" named on page 3 is the person at whose death .the insurance proceeds will be payable.

The "Specified Face Amount of Insurance" as of the Date of Policy is shown on page 3. A new page 3 will be issued to show any change in the Specified Face Amount of Insurance that has occurred at your request.

The "Date of Policy" is shown on page 3.

The "Final Date of Policy" is the policy anniversary on which the insured is age
95. If the insured is then living and you do not ask us to continue this policy, we will pay you the Cash Surrender Value at the Final Date. Policy years and months are measured from the Date of Policy. For example, if the Date of Policy is May 5, 1993, the first policy month ends June 4, 1993 and the first policy year ends May 4, 1994. Similarly, the first monthly anniversary is June 5, 1993, and the first policy anniversary is May 5, 1994.

The "Designated Office" is our Executive Office at One Madison Avenue, New York, N.Y. 10010. We may, by written notice, name other offices within the United States to serve as Designated Offices.

The "Investment Start Date" is the date the first premium is applied to the Fixed Account and/or Separate Account. It is the later of: (1)the Date of Policy; and (2) the date we receive the first premium at our Designated Office.

"Issue Age" is the age of the insured shown on Page 3.

"Fixed Account" is the account under the policy to which we will add the payments that you allocate to the Fixed Account. The Fixed Account is part of our general account.

"Separate Account" is Metropolitan Life Separate Account UL, the account under this policy to which we will add the payments that you allocate to any of the Investment Divisions in the Separate Account.

"Policy Loan Account" is the account to which we will transfer the amount of any policy loan from the Fixed and Separate Accounts.

"Cash Value" is the sum of: (a) the value in the Fixed Account"; (b) the value in each investment division of the Separate Account; and (c) the value in the Policy Loan Account.

"Cash Surrender Value" is the Cash Value less any policy loan and loan interest.

The "Adjusted Premiums" are added to the Specified Face Amount of Insurance to compute the Option C Death Benefit. The Adjusted Premiums are initially equal to zero and are increased by premiums and decreased by withdrawals, as they occur. The Adjusted Premiums will never be less than zero.

To make this policy clear and easy to read, we have left out many cross-references and conditional statements. Therefore, the provisions of the policy must be read as a whole. For example, our payment of the insurance-proceeds (see page 7) depends upon the payment of sufficient premiums (see page 14).

To exercise your rights, you should follow the procedures stated in the policy. if you want to request a payment, change the allocations of net premiums and/or Cash Value, adjust the death benefit, change a beneficiary, change an address or request any other action by us, you should do so on the forms prepared for each purpose. You can get these forms from our Designated Office.

                           PAYMENT WHEN INSURED DIES

INSURANCE PROCEEDS
If the insured dies before the Final Date of Policy, and while the policy is in force, an amount of money, called the insurance proceeds, will be paid to the beneficiary. The insurance proceeds are the sum of:

     *    The death benefit described below

          PLUS

     * Any insurance on the insured's life that may be provided by riders to this policy

          MINUS

     *    Any policy loan and loan interest

          MINUS

     *    Any due and unpaid monthly deductions accruing during a grace period.

We will pay the insurance proceeds to the beneficiary after we receive proof of death and a proper written claim.


DEATH BENEFIT
The death benefit under this policy will be either 1, 2 or 3 below, whichever is chosen and is in effect at the time of death, but in no event less than the minimum death benefit.

     1. OPTION A:   The Specified Face Amount of Insurance.

     2. OPTION B:   The Specified Face Amount of Insurance.

                                      PLUS

                    The Cash Value on the date of death.

     3. OPTION C:   The Specified Face Amount of Insurance.

                                      PLUS

                    The Adjusted Premiums.

See the Full and Partial Cash Withdrawal provision for the effect of a partial withdrawal on the death benefit.


MINIMUM DEATH BENEFIT
In no event will the death benefit be less than the amounts described below:

                                        MINIMUM DEATH BENEFIT
                    AGE ON DATE         AS A PERCENTAGE OF THE
                     OF DEATH                CASH VALUE

                   40 or younger                250%
                      41-45                   243-215
                      46-50                   209-185
                      51-55                   178-150
                      56-60                   146-130
                      61-65                   128-120
                      66-7O                   119-115
                      71-75                   113-105
                      76-90                     105
                      91-95                   104-100
                   96 and over                  100

The minimum death benefit percentage will decrease uniformly within the age ranges shown.

DEATH BENEFIT ADJUSTMENT
At any time after the first policy year, while this policy is in force, you may change the death benefit option or change (either increase or decrease) the Specified Face Amount of Insurance, subject to the following:

     1. In the event of a change in the death benefit option, we will change the Specified Face Amount of Insurance as needed.

     2. The Specified Face Amount of Insurance may not be reduced to less than the $100,000 during the first 5 policy years or to less than $50,000 after the 5th policy year.

     3. For any change which would increase the death benefit, we may require evidence satisfactory to us of insurability of the insured. Any increased death benefit may be subject to the underwriting charge shown on page 3.1. This charge is included in the monthly deduction which coincides with or next follows the date the increase takes effect.

     4. No change in the death benefit will take effect unless the Cash Surrender Value after the change is sufficient to keep this policy in force for at least 2 months. Subject to this condition, a request for a change in the death benefit will take effect on the monthly anniversary which coincides with or next follows: (a) if evidence of insurability is required, the date we approve the request; or, (b) if not, the date of the request.

     5. We will issue a new page 3 for this policy showing the change. We may require that you send us this policy to make the change.


                               MONTHLY DEDUCTION

The deduction for any policy month is the sum of the following amounts, determined on each monthly anniversary:

     -    The monthly cost of term insurance;

     -    The monthly mortality and expense risk charges;

     -    The monthly cost of any benefits provided by rider;

     - For any month in which your request results in an increase in the Specified Face Amount, the underwriting charge, as shown on page 3.1.

The monthly deduction (excluding the monthly mortality and expense risk charges) will be charged proportionately to the Fixed Account and each Investment Division of the Separate Account. The monthly mortality and expense risk charges will be charged proportionately to values in each Investment Division of the Separate Account.

COST OF TERM INSURANCE
Under all death benefit options, the amount of the term insurance for any policy month is equal to:

     - The death benefit divided by one plus the monthly guaranteed interest rate shown on page 3.1;

          MINUS

     -    The Cash Value.

The Cash Value used in this calculation is the Cash Value before the deduction for the monthly cost of term insurance and for any disability waiver benefit, but after the deduction for riders and any other charges.

The cost of term insurance for any policy month is equal to the amount of term insurance multiplied by the monthly term insurance rate. After the Final Date the cost of term insurance is zero. Monthly term insurance rates will be set by us from lime to time, based on the insured's age, sex, and underwriting class. But these rates will never be more than the maximum rates shown in the table on page 4. Any changes in mortality charges will not recoup past losses. Any adjustments in policy cost factors will be by class and based on changes in such factors as mortality, persistency and expenses.

                                  FIXED ACCOUNT

VALUE
The value of the Fixed Account on the Investment Start Date is equal to:

     1. The portion of the initial net premium which has been paid and allocated to the Fixed Account;

                        MINUS

     2.   The portion of any monthly deductions charged to the Fixed Account.

The value of the Fixed Account on any day after the Investment Start Date is equal to

     1. The value on the preceding day, with interest on such values at the current applicable rates.

                       PLUS

     2. Any portion of net premium paid and allocated to the Fixed Account on that day;

                       PLUS

     3.   Any amount transferred to the Fixed Account on that day;

                       MINUS

     4.   Any amount transferred from the Fixed Account on that day;

                       MINUS

     5.   Any cash withdrawal made from the Fixed Account on that day;

                       MINUS

     6. The portion of any transfer charge allocated to the value of the Fixed Account;

                  MINUS, IF THAT DAY IS A MONTHLY ANNIVERSARY,

     7. The portion of the monthly deduction which is charged to the Fixed Account, to cover the policy month which starts on that day.

INTEREST RATE
The guaranteed interest rate for the Fixed Account is shown on page 3.1.

We may declare rates of interest in excess of the guaranteed rate on amounts in the Fixed Account at any time, subject to the following conditions: the rate of excess interest on any net premiums paid during a month of the year will not change until the first day of the same month in the following year. We also may credit different rates of excess interest to premium payments made in different months of the year and different rates of excess interest at the end of each twelve-month period for Cash Value related to premiums received in a given month of each prior year. Transfers made into the Fixed Account will be treated as new premium payments for these purposes.

We will credit the guaranteed and any excess interest on every Valuation Date. Once credited, that interest will be guaranteed and will become part of the value in the Fixed Account from which monthly deductions are made. The monthly deduction will be charged against the most recent premiums paid (and transfers made) and interest credited.

                                SEPARATE ACCOUNT


Separate Account UL is an investment account established and maintained by us, separate from our general account or other separate investment accounts. It is used for flexible premium variable life insurance policies, and if permitted by law, may be used for other policies or contracts as well.

We own the assets in the Separate Account. Assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business we conduct. We may from time to time transfer to our general account assets in excess of such reserves and liabilities.

Income and realized and unrealized gains or losses from assets, in the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains or losses.

The Separate Account will be valued at the end of each Valuation Period.

A "Valuation Date" is each day on which there is enough trading in a portfolio's securities that the current value of its shares could be materially affected. In general, Valuation Dates will be days when the New York Stock Exchange is open for trading. We reserve the right, on 30 days notice, to change the basis for such Valuation Date, as long as the basis is not inconsistent with applicable laws.

A "Valuation Period" is the period between successive Valuation Dates starting at 4:00 P.M. New York City time, on each Valuation Date and ending at 4:00 P.M., New York City time, on the next Valuation Date. We reserve the right, on 30 days notices to change the basis for such Valuation Period, as long as the basis is not inconsistent with applicable laws.

INVESTMENT DIVISIONS
The "Investment Divisions" are part of the Separate Account. Each division holds a separate class (or series) of stock of a designated investment company or companies. Each class of stock represents a separate portfolio in an investment company.

The Investment Divisions available on the Date of Policy are described on Page
5. We may from time to time make other Investment Divisions available to you. We will provide you with written notice of all material details including investment objectives and all charges.

OUR RIGHT TO MAKE CHANGES
We reserve the right to make certain changes if, in our judgment, they would best serve the interests of the owners of policies such as this one, or would be appropriate in carrying out the purposes of such policies. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and the approval of any appropriate regulatory authority.

Example of the changes we may make include: .

     - To operate the Separate Account in any form permitted under the Investment Company Act of 1940, or in any other form permitted by law.

     - To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940.

     - To transfer any assets in an Investment Division to another Investment Division, or to one or more separate accounts, or to our general account, or. add, combine, or remove Investment Divisions in the Separate Account.

     - To substitute, for the investment company shares held in any Investment Division, the shares of another class of the investment company or the shares of another investment company or any other investment permitted by law.

     - To change the way we assess charges, but without increasing the aggregate amount charged to the Fixed Account and any currently available investment division of the Separate Account or available portfolios of the fund.

     - To make any other necessary technical changes in this policy in order to conform with any action this provision permits us to take.

If any of these changes result in a material change in the underlying investments of an Investment Division in the Separate Account, we will notify you of such change. If you have funds allocated to that division, you may then make a new choice of Investment Divisions.

VALUE
The value of the Separate Account is the sum of the Cash Values in each of the Investment Divisions.

The value in each Investment Division of the Separate Account on the Investment Start Date is equal to:

     1. The portion of the initial net premium which has been paid and is allocated to the Investment Division;

                     MINUS

     2.   The portion of any monthly deductions charged to the Investment
          Division.

The Cash Value in each Investment Division on subsequent Valuation Dates is equal to:

     1.   The Cash Value in the Investment Division on the preceding Valuation
          Date;

                    PLUS

     2. Any increase due to the investment result in the Investment Division of the Separate Account;

                    PLUS

     3. Any net premium payments received during the current Valuation Period which are allocated to the Investment Division;

                    PLUS

     4. Any net amounts transferred to the Investment Division during the current Valuation Period;

                    MINUS

     5. Any decrease due to the investment result in the Investment Division of the Separate Account;

                    MINUS

     6. Any amounts transferred from the Investment Division during the current Valuation Period;

                    MINUS

     7. Any cash withdrawal from the Investment Division during the current Valuation Period;

                    MINUS

     8. The portion of any transfer charge allocated to the value in the Investment Division;

   MINUS, IF A MONTHLY ANNIVERSARY OCCURS DURING THE CURRENT VALUATION PERIOD,

     9. The portion of the monthly deduction charged to the Investment Division during the current Valuation Period to cover the policy month which starts on that day.

                       OWNER'S RIGHT TO CHANGE ALLOCATION


You can change the allocation of future net premiums among the Fixed Account and/or the Investment Divisions of the Separate Account. You must allocate at least 10% of net premiums to each alternative you choose. Percentages must be in whole numbers. (For example, 33 1/3% may not be chosen.) You must notify us in writing of a change in the allocation percentages. The change will take effect immediately upon receipt at our Designated Office.

You may also change the allocation of the Cash Value. To do this, you may transfer amounts among the alternatives at any time. A transfer charge of $25 will be deducted from the Cash Value from which amounts are transferred proportionately among the Fixed Account and the Investment Divisions of the Separate Account when each transfer is effected. However, no charge will be assessed for transfers from policy loans and loan repayments. In addition, during the first 24 policy months, no charge will be assessed for a complete transfer of all amounts in the Investment Divisions of the Separate Account to the Fixed Account. Transfers must be in either dollar amounts or a percentage in whole numbers. The minimum amount that may be transferred is $50, or, if less, the entire value in an Investment Division of the Separate Account or the entire value in the Fixed Account. The maximum amount that may be transferred from the Fixed Account in any policy year is the greater of $50 or 25% of the largest amount in the Fixed Account over the last four policy years. The change will take effect on the date we receive written notice from you at our Designated Office.

EXCHANGE PRIVILEGE
During the first 24 months following the Date of Policy, the policy owner may transfer the entire amount in the Separate Account to the Fixed Account and allocate all future net premiums to the Fixed Account. This will serve as an exchange of the policy for the equivalent of a flexible premium fixed benefit life insurance policy. There will be no charge for this transfer.

                       PAYMENTS DURING INSURED'S LIFETIME

PAYMENT ON FINAL DATE OF POLICY
If the insured is alive on the Final Date of Policy, and you do not ask us in writing to continue the policy, we will pay you the Cash Surrender Value. Coverage under this policy will then end.

You may ask us in writing to continue this policy after the Final Date. If you do, the death benefit will be equal to the Cash Value. The insurance proceeds will equal the death benefit minus any outstanding policy loan and loan interest.

FULL AND PARTIAL CASH WITHDRAWAL
We will pay you all or part of the Cash Surrender Value after we receive your request at our Designated Office. The Cash Surrender Value will be determined as of the date we receive your request. If you request and are paid the full Cash Surrender Value, this policy and all our obligations under it will end. We may require surrender of this policy before we pay you the full Cash Surrender Value.

Each partial withdrawal of Cash Value must be at least $250. When a partial withdrawal is made, we will reduce the Cash Value by the amount of the partial withdrawal. The reduction in Cash Value will be allocated proportionately among the value of the Fixed Account and each Investment Division of the Separate Account.

The maximum amount that may be withdrawn from the Fixed Account in any policy year is the greater of $50 or 25% of the largest amount in the Fixed Account over the last four policy years.

If Option A is in effect, we will reduce the Specified Face Amount of Insurance by the amount of the partial withdrawal. If Option C is in effect, and a partial withdrawal results in the Adjusted Premiums becoming negative, the Adjusted Premiums will equal zero, and the Specified Face Amount of Insurance will be adjusted by this negative amount. A new page 3 will then be issued. We may require that you send us this policy to make this change. Partial cash withdrawals will not affect the Specified Face Amount of Insurance if Option B is in effect.

If you request a partial withdrawal which would reduce the Cash Value to less than $500, we will treat it as a request for a full cash withdrawal.

POLICY LOAN
You may also get cash from us by taking a policy loan. If there is an existing loan you can increase it. The maximum amount available for a new or increased loan will be the greater of the Cash Surrender Value less 2 monthly deductions or 75% of the Cash Surrender Value. The smallest amount you can borrow at any one time is $250. The loan will be allocated proportionately among the Fixed Account and the Investment Divisions of the Separate Account.

When a loan is made, the Cash Value in each Investment Division of the Separate Account equal to the portion of the policy loan allocated to each Investment Division will be transferred to a Policy Loan Account within the general account. Cash Value in the Fixed Account equal to that portion of the policy loan allocated to that Account will also be transferred to the Policy Loan Account.

Amounts in the Policy Loan Account will be credited with interest at a rate we set but never less than the guaranteed rate shown on page 3.1. Interest credited to the amounts in the Policy Loan Account will be allocated at least once a year among the Fixed Account and the Investment Divisions of the Separate Account in the same proportions as net premiums are then being allocated.

LOAN INTEREST
The rate of interest we set for a policy year may not be more than the higher of:

     (1) The Published Monthly Average for the calendar month ending 2 months before the start of the policy year; and

     (2)  The Guaranteed Interest Rate plus no more than 1.0%

The Published Monthly Average means:

     (3) Moody's Composite Bond Yield Average - Monthly Average Corporates, as published by Moody's Investor Service, Inc. or any successor to that service; or

     (4) If that average is no longer published, a substantially similar average, established by regulation issued by the insurance supervisory official of the state in which this policy is delivered.

If the maximum limit for a policy year is at least 1/2% higher than the rate set for the prior policy year, we may increase the rate to no more than that limit. If the maximum limit for a policy year is at least 1/2% lower than the rate set for the prior policy year, we will reduce the rate to at least that limit.

The loan interest rate will never be more than the maximum allowed by law and will not change more than once a year and any change will occur on the anniversary of the Date of Policy,

We will notify you of the loan interest rate when you make a loan. We will also give you advance written notice of an increase in the loan interest rate of an outstanding loan.

Interest is charged daily and is due at the end of each policy year. Interest not paid within 31 days after it is due will be added to the loan principal. It will be added as of the due date and will bear interest at the same rate as the rest of the loan. It will be deducted proportionately from the value of the Fixed Account and each Investment Division of the Separate Account and will be transferred -to the Policy Loan Account. The amount transferred will be treated as an increased loan

LOAN REPAYMENT
You may repay all or part (but not less than $25.00) of a policy loan at any time while the insured is alive and this policy is in force. If any payment you make to us is intended as a loan payment, rather than a premium payment, you must tell us this when you make the payment. Otherwise, it will be treated as a premium payment. Loan repayments will be allocated in the same manner as net premium payments, except any amount borrowed from the Fixed Account will be repaid to the Fixed Account first.

Failure to repay a policy loan or to pay ban interest will not terminate this policy unless the Cash Surrender Value is insufficient to pay the monthly deduction due on a monthly anniversary. In that case, the Grace Period provision will apply (see page 14).

DEFERMENT
We reserve the right to defer calculation and payment of benefits in the following circumstances.

     1. If your policy is in force with a Cash Value in the Separate Account, it will generally not be practical for us to determine the investment experience of the Separate Account during any period when the New York Stock Exchange is closed for trading (except for customary weekend and holiday closings), or when the Securities and Exchange Commission restricts trading or determines that an emergency exists. In such a case and with respect to the Separate Account, we reserve the right to defer: (a) determination, application, or payment of a cash withdrawal value; (b) determination of policy loans except for a loan to pay a premium to us; (c) a change in the allocation among the Investment Divisions of the Separate Account; and (d) payment of the death benefit.

     2. If your policy is in force with a Cash Value in the Fixed Account, we may defer paying a cash withdrawal value from the Fixed Account for up to 6 months from the date we receive a request for payment. If we delay for 30 days or more, interest will be paid at a rate not less than the guaranteed rate shown on page 3.1 or at a rate required by law; if greater.

     3. We may delay making a loan from the Fixed Account, except for a loan to pay a premium to us, for up to 6 months from the date you request the loan.


                                    PREMIUMS

PREMIUM PAYMENTS
Premiums are to be paid at our Designated Office. No insurance will take effect before the first premium is paid. Other premiums may be paid at any time while the policy is in force and before the Final Date of Policy in any amount subject to the limits described below.

We will send premium notices, if requested in writing, according to the planned premium shown on page 3. After the first, you may skip planned premium payments or change their frequency and amount if the Cash Surrender Value is large enough to keep your policy in force.

The planned premium is your self-determined level amount premium planned to be paid at fixed intervals over a specified period of time. You are not required to follow this schedule after the first premium payment. Payment of the planned premium will not guarantee that this policy remains in force. Instead, the duration of the policy depends on the policy's Cash Value.

LIMITS
The first premium may not be less than the planned premium shown on page 3. Each premium payment after the first must be at least $100.

We may increase these minimum premium limits. No increase will take effect until 90 days after notice is sent.

The total premium paid in a policy year may not exceed the maximum we set for that year. When we set the maximum for total premiums paid in a policy year, we will take account of requirements in federal legislation. We will return to you any premium paid in a policy year which exceeds the maximum.

GRACE PERIOD
If the Cash Surrender Value on any monthly anniversary is less than the monthly deduction for that month, there will be a grace period of 61 days after that anniversary to pay an amount that will cover two monthly deductions. We will send you a notice at the start of the grace period. We will also send a notice to any assignee on our records.

If we do not receive a sufficient amount by the end of the grace period, your policy will end without value.

If the insured dies during the grace period, we will pay the insurance proceeds minus any overdue monthly deduction.

REINSTATEMENT
If the grace period has ended and you have not paid the required premium and have not surrendered your policy for its Cash Surrender Value, you may reinstate this policy while the insured is alive if you.

     1. Ask for reinstatement within 3 years after the end of the grace period;

     2.   Provide evidence of insurability satisfactory to us;

     3. Pay a sufficient amount to keep this policy in force for at least 2 months after the date of reinstatement.

Any policy loan and interest due when the policy ends will be canceled. The effective date of the reinstated policy will be the date we approve the reinstatement application.


                           OWNERSHIP AND BENEFICIARY

OWNER
As owner, you may exercise all rights under your policy while the insured is alive. You have the right to designate another entity to exercise your rights with our consent. You may name a contingent owner who would become the owner if you should die before the insured.

CHANGE OF OWNERSHIP
You may name a new owner at any time. If a new owner is named, any earlier choice of a contingent owner, beneficiary, contingent beneficiary or optional payment plan will be canceled, unless you specify otherwise.

BENEFICIARY
The beneficiary is the entity or entities and/or person or persons designated by the policy owner to receive insurance proceeds upon the death of the insured. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries cease to exist while the insured is alive. If no beneficiary or contingent beneficiary exists when the insured dies, the owner (or the owner's estate, if applicable) will be the beneficiary. While the insured is alive, the owner may change any beneficiary or contingent beneficiary. If more than one beneficiary exists when the insured dies, we will pay them in equal shares, unless you have chosen otherwise.

HOW TO CHANGE THE OWNER OR THE BENEFICIARY
You may change the owner, contingent owner, beneficiary or contingent beneficiary of this policy by written notice or assignment of the policy. No change is binding on us until it is recorded at our Designated Office. Once recorded, the change binds us as of the date you signed it. The change will not apply to any payment made by us before we recorded your request. We may require that you send us this policy to make the change.

COLLATERAL ASSIGNMENT
Your policy may be assigned as collateral. All rights under the policy will be transferred to the extent of the assignee's interest. We are not bound by any assignment or release thereof unless and until it is in writing and is recorded at our Designated Office. We are not responsible for the validity of any assignment.

                                   EXCLUSION

SUICIDE
The insurance proceeds will not be paid if the insured commits suicide, while sane or insane, within 2 years from the Date of Policy. Instead, we will pay the beneficiary an amount equal to all premiums paid, without interest, less any policy loan and loan interest and less any partial cash withdrawals. If the insured commits suicide, while sane or insane, more than 2 years after the Date of Policy but within 2 years from the effective date of any increase in the death benefit, our liability with respect to such increase will be limited to its cost.

                               GENERAL PROVISIONS

THE CONTRACT
This policy includes any riders and, with the application attached at issue, and any application added after issue, makes up the entire contract. All statements in the application will be representations and not warranties. No statement will be used to contest the policy unless it appears in the application.

LIMITATION ON REPRESENTATIVE'S OR OTHER PERSON'S AUTHORITY
No representative or other person except our President, a Vice-President, or the Secretary may (a) make or change any contract of insurance; or (b) make any binding promises about benefits; or (c) change or waive any of the terms of this policy. Any change or waiver is valid only if made in writing and signed by our President, Vice- President, or Secretary.

INCONTESTABILITY
We will not contest the validity of your policy after it has been in force during the insured's lifetime for 2 years from the Date of Policy. We will not contest the validity of any increase in the death benefit after such increase has been in force during the insured's lifetime for 2 years from its effective date.

AGE AND SEX
If the insured's age or sex on the Date of Policy is not correct., as shown on page 3, we will adjust the benefits under this policy. If the insured dies before a correction is made, the adjusted benefits will be the amounts bought by the monthly deduction just before the date of death, based on the correct age and sex. Otherwise we will recompute the value of the Cash Value by taking out the monthly cost of term insurance for the life of the policy, using the level of benefits bought by the monthly deduct ion just before we learned the correct age and sex.

NONPARTICIPATION
This policy is not eligible for dividends; it does not participate in any distribution of our surplus.

COMPUTATION OF VALUES
The Fixed Account Cash Value is computed using a guaranteed minimum interest rate shown on page 3.1 .This value and the maximum term insurance rates shown on page 4 are based on the 1980 Commissioners Standard Ordinary Mortality (sex distinct) Table.

For substandard policy classifications, these values and rates are based on a modified version of the 1980 CSO Mortality Table that reflects our mortality experience.

We have filed a detailed statement of the method of computation with the insurance supervisory official of the state in which this policy is delivered. The values under this policy are equal to or greater than those required by the law of that state.

ANNUAL REPORT
Each year we will send you a report showing the current death benefit, the Cash Value and any outstanding policy loans for this policy.

It will also show the amount and type of credits to and deductions from the Cash Value during the past policy year.

The report will also include any other information required by state laws and regulations.

ILLUSTRATION OF FUTURE BENEFITS
At any time, we will provide an illustration of the future benefits and values under your policy. You must ask in writing for this illustration. The first illustration in any policy year will be furnished free of charge. Any subsequent request in that policy year will be subject to a service fee set by us.

                               METHODS OF PAYMENT

Unless otherwise requested, we may pay the insurance proceeds when the insured dies, or the Cash Surrender Value on surrender or on the Final Date of the policy, in one sum, or by placing the amount in an account that earns interest. The payee will have immediate access to all or part of the account. If requested, we will apply the amount under one or more of the following payment plans:

OPTION 1.
Interest Income - The amount applied will earn interest which will be paid monthly. Withdrawals of at least $500 each may be made at any time by written request.

OPTION 2.
Installment Income for a Stated Period - Monthly installment payments will be made so that the amount applied, with interest, will be paid over the period chosen (from 1 to 30 years).

OPTION 2A.
Installment Income of a Stated Amount - Monthly installment payments of a chosen amount will be made until the entire amount applied, with interest, is paid.

OPTION 3.
Single Life Income - Guaranteed Payment Period - Monthly payments will be made during the lifetime of the payee with a chosen guaranteed payment period of 10, 15 or 20 years.

OPTION 3A.
Single Life Income - Guaranteed Return - Monthly payments will be made during the lifetime of the payee. If the payee dies before the total amount applied under this plan has been paid, the remainder will be paid in one sum as a death benefit.

OPTION 4.
Joint and Survivor Life Income - Monthly payments will be made jointly to two persons during their lifetime and will continue during the remaining lifetime of the survivor. A total payment period of 10 years is guaranteed.

OTHER FREQUENCIES AND PLANS
Instead of monthly payments, you may choose to have payments made quarterly, semiannually or annually. Other payment plans may be arranged with us.

CHOICE OF PAYMENT PLANS
A choice of a payment plan for insurance proceeds made by you in writing and recorded by us while the insured is alive will take effect when the insured dies. All other choices of payment plans will take effect when recorded by us or later, if requested. When a payment plan starts, we will issue a contract which will describe the terms of the plan. We may require that you send us this policy. We may also require proof of the payee's age.

Payment plans may be chosen: (1) by you during the lifetime of the insured; or
(2) by the beneficiary within one year after the insured died and before any payments have been made, if no choice was in effect on the date of death.

A choice of a payment plan will not take effect unless each payment under the plan would be at least $.50.

LIMITATIONS
If the payee is not a natural person, the choice of a payment plan will be subject to our approval. An assignment for a loan will modify a prior choice of payment plan. The amount due the assignee will be payable in one sum and the balance will be applied under the payment plan.

Payments may not be assigned and, to the extent permitted by law, will not be subject to the claims of creditors.

PAYMENT PLAN RATES
Amounts applied under the interest income and installment payment plans will earn interest at a rate we set from time to time.

Life income plan payments will be based on a rate set by us and in effect on the date the insurance proceeds or cash value become payable.

MINIMUM PAYMENTS UNDER PAYMENT PLANS - Monthly payments under options 2, 3, 3A and 4 for each $1,000 applied will not be less than the amounts shown in the following Tables.

-------------------------------------------------------------------------------------
                OPTION 2. Installment Income for a Stated Period
                    Monthly Payments for each $1,000 applied
-------------------------------------------------------------------------------------

          Minimum Amount                Minimum Amount                Minimum Amount
Years     of Each Monthly     Years     of Each Monthly     Years     of Each Monthly
Chosen        Payment         Chosen        Payment         Chosen        Payment

-------------------------------------------------------------------------------------
 1           $84.47            11            $8.86            21          $5.32
 2            42.86            12             8.24            22           5.15
 3            28.99            13             7.71            23           4.99
 4            22.06            14             7.26            24           4.84
 5            17.91            15             6.87            25           4.71

 6            15.14            16             6.53            26           4.59
 7            13.16            17             6.23            27           4.47
 8            11.68            18             5.96            28           4.37
 9            10.53            19             5.73            29           4.27
10             9.61            20             5.51            30           4.18
-------------------------------------------------------------------------------------
   To determine the minimum amount for quarterly payment, multiply the above monthly payment by 2.99; for semiannual by 5.96; and for annual 11.84.
-------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------
               OPTION 3. Single Life Income - Guaranteed Payment Period         OPTION 3A.
             Minimum Amount of each Monthly Payment for each $1,000 Applied     Single Life Income -
-----------------------------------------------------------------------------   Guaranteed Return
                           Guaranteed Payment Period                            Minimum Amount of each
          -------------------------------------------------------------------   Monthly Payment for each
  Payee's          10 years            15 years            20 years             $1,000 Applied
    Age   ----------------------------------------------------------------------------------------------
                Male      Female    Male      Female    Male      Female         Male         Female
--------------------------------------------------------------------------------------------------------
    50         $4.29      $3.94    $4.23      $3.91    $4.15      $3.86         $4.11        $3.82
    55          4.72       4.29     4.62       4.23     4.47       4.15          4.47         4.11
    60          5.29       4.73     5.09       4.62     4.79       4.47          4.92         4.47
    65          6.02       5.29     5.60       5.09     5.09       4.81          5.48         4.93
    70          6.86       6.02     6.08       5.63     5.32       5.13          6.18         5.53
    75          7.71       6.92     6.46       6.16     5.44       5.36          7.05         6.32
    80          8.48       7.89     6.70       6.55     5.49       5.47          8.15         7.36
85 and over     9.07       8.74     6.82       6.77     5.51       5.50          9.54         8.70
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
  OPTION 4. Joint and Survivor Income - Guaranteed Period for 10 years
            Minimum Amount of each Monthly Payment for each $1,000 Applied
--------------------------------------------------------------------------
  Age of       One Male and          Two               Two
Both Payees     One Female          Males            Females
--------------------------------------------------------------------------
    50            $3.64             $3.79             $3.54
    55             3.93              4.11              3.80
    60             4.30              4.55              4.13
    65             4.80              5.13              4.57
    70             5.47              5.90              5.17
    75             6.33              6.80              6.00
--------------------------------------------------------------------------

On request, we will provide additional information about amounts of minimum payments.

                      METROPOLITAN LIFE INSURANCE COMPANY

                                  ENDORSEMENT



1. The following replaces the last paragraph of the provision entitled COST OF TERM INSURANCE:

          The cost of term insurance for any policy month is equal to the amount of term insurance multiplied by the monthly term insurance rate. After the Final Date the cost of term insurance is zero. Monthly term insurance rates will be set by us from time to time, based on the insured's age and underwriting class. But these rates will never be more than the maximum rates shown in the table on page 4. Any change in mortality charges will not recoup past losses. Any adjustments in policy cost factors will be by class and based on changes in such factors as mortality, persistency and expense.

2.   The following replaces the provision entitled AGE AND SEX:

          AGE - If the insured's age on the Date of Policy is not correct as shown on page 3, we will adjust the benefits under this policy. If the insured dies before the correction is made, the adjusted benefits will be the amounts bought by the monthly deduction just before the date of death, based on the correct age. Otherwise, we will recompute the value of the Cash Value by taking out the monthly cost of term insurance for the life of the policy, using the level of benefits bought by the monthly deductions just before we learned the correct age.

3. The following replaces the first paragraph of the provision entitled COMPUTATION OF VALUES:

          COMPUTATION OF VALUES - The Fixed Account Cash Value is computed using the guaranteed minimum interest rate shown on page 3.1. This value and the maximum term insurance rates shown on page 4 are based on the 1980 Commissioner's Standard Ordinary Mortality Table B.



                          (continued on reverse side)

4. The following replaces the tables for Option 3 and Option 4 under the Heading MINIMUM PAYMENTS UNDER PAYMENT PLAN:

------------------------------------------------------------------------------------------------------
                         OPTION 3. Single Life Income-                      OPTION 3A.
                         Guaranteed Payment Period                          Single Life Income-
                         Minimum Amount of each Monthly                     Guaranteed Return
                         Payment for each $1,000 Applied                    Minimum Amount of each
               ---------------------------------------------------------    Monthly Payment for each
                         Guaranteed Payment Period                          $1,000 Applied
------------------------------------------------------------------------------------------------------
  Payee's
    Age               10 years         15 years        20 years
------------------------------------------------------------------------------------------------------
    50                $ 4.12           $ 4.08          $ 4.02                  $ 3.97
    55                  4.51             4.44            4.32                    4.29
    60                  5.02             4.87            4.65                    4.70
    65                  5.67             5.36            4.97                    5.21
    70                  6.46             5.88            5.24                    5.85
    75                  7.34             6.33            5.41                    6.68
    80                  8.21             6.64            5.48                    7.75
85 and over             8.92             6.80            5.51                    9.12
------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------
           OPTION 4. Joint and Survivor Life Income-
                     Guaranteed Period of 10 years
----------------------------------------------------------------------
    Age of                           Minimum Amount of each Monthly
  Both Payees                       Payment for each $1,000 Applied
----------------------------------------------------------------------
     50                                       $3.64
     55                                        3.93
     60                                        4.30
     65                                        4.80
     70                                        5.47
     75                                        6.33
----------------------------------------------------------------------


On request, we will provide additional information about amounts of minimum payments.



                                                    /s/ Louis J. Ragusa
                                                    Louis J. Ragusa
                                                    Vice President and Secretary

                      Metropolitan Life Insurance Company

                                  ENDORSEMENT



1. This endorsement replaces the MINIMUM DEATH BENEFIT provision found on page 7 of this policy.

2. Notwithstanding any other provision, the death benefit shall never be less than (a) divided by (b), where

     (a)  - the Cash Value immediately before the death of the insured, and

     (b) - the net single premium immediately before the death Of the insured (computed on the basis of the 1980 CSO Mortality Table and on the basis of interest at the greater of an annual effective rate of 4% or the rate or rates guaranteed on issuance of this contract and as otherwise required under section 7702 of the Internal Revenue Code) for one dollar of death benefit.

3. Therefore, although the death benefit will be based on the death benefit option in effect at the time of death, the death benefit will never be less than an amount determined under paragraph 2 above. Generally, this means that the death benefit will never be less than the Cash Value multiplied by the minimum death benefit factor from the table on the reverse of this endorsement.



                                                    /s/ Louis J. Ragusa
                                                    Louis J. Ragusa
                                                    Vice President and Secretary

                     TABLE OF MINIMUM DEATH BENEFIT FACTORS

------------------------------------------------------------------------------------------------------------------------
Age on                            Factors                           Age on                        Factors
Date of    -------------------------------------------------        Date of     ----------------------------------------
Death             Male             Female        Unisex              Death           Male          Female         Unisex
------------------------------------------------------------------------------------------------------------------------
 20              6.6164            7.8790        6.8329              58              2.0452        2.3617         2.1030
 21              6.4251            7.6272        6.6326              59              1.9925        2.2951         2.0481
 22              6.2375            7.3828        6.4358              60              1.9420        2.2305         1.9955
 23              6.0525            7.1454        6.2422              61              1.8935        2.1679         1.9448
 24              5.8703            6.9142        6.0518              62              1.8472        2.1075         1.8963
 25              5.6905            6.6903        5.8648              63              1.8029        2.0494         1.8499
 26              5.5133            6.4729        5.6812              64              1.7607        1.9939         1.8056
 27              5.3393            6.2621        5.5012              65              1.7204        1.9407         1.7634
 28              5.1696            6.0577        5.3251              66              1.6821        1.8899         1.7231
 29              5.0035            5.8596        5.1536              67              1.6455        1.8410         1.6846
 30              4,8414            5.6676        4.9865              68              1.6105        1.7940         1.6478
 31              4.6843            5.4819        4.8242              69              1.5770        1.7486         1.6124
 32              4.5317            5.3022        4.6668              70              1.5450        1.7047         1.5785
 33              4.3838            5.1282        4.5145              71              1.5144        1.6623         1.5460
 34              4.2411            4.9598        4.3672              72              1.4853        1.6218         1.5151
 35              4.1029            4.7971        4.2246              73              1.4578        1.5831         1.4858
 36              3.9695            4.6402        4.0871              74              1.4320        1.5466         1.4582
 37              3.8410            4.4889        3.9548              75              1.4077        1.5121         1.4321
 38              3.7173            4.3433        3.8272              76              1.3849        1.4796         1.4076
 39              3.5983            4.2038        3.7045              77              1.3634        1.4489         1.3845
 40              3,4837            4.0698        3.5867              78              1.3431        1.4198         1.3625
 41              3.3737            3.9412        3.4735              79              1.3237        1.3921         1.3415
 42              3.2680            3.8178        3.3649              80              1.3051        1.3658         1.3214
 43              3.1666            3.6993        3.2604              81              1,2873        1.3409         1.302?
 44              3.0690            3.5853        3.1601              82              1.2703        1.3172         1.2837
 45              2.9753            3.4755        3.0635              63              1.2542        1.2950         1.2662
 46              2.8852            3.3697        2.9707              84              1.2390        1.2741         1.2497
 47              2.7986            3.2677        2.8815              85              1.2247        1.2544         1.2340
 48              2.7153            3.1694        2.7956              86              1.2110        1.2358         1.2190
 49              2.6351            3.0746        2.7130              87              1.1977        1.2180         1.2045
 50              2.5581            2.9831        2.6335              88              1.1846        1.2007         1.1902
 51              2.4839            2.8950        2.5571              89              1.1712        1.1835         1.1756
 52              2.4128            2.8101        2.4837              90              1.1571        1.1660         1.1603
 53              2.3447            2.7284        2.4132              91              1.1415        1.1475         1.1437
 54              2.2794            2.6498        2.3458              92              1.1235        1.1272         1.1249
 55              2.2170            2.5740        2.2812              93              1.1019        1.1038         1.1026
 56              2.1572            2.5009        2.2194              94              1.0746        1.0754         1.0749
 57              2.1000            2.4302        2.1600


------------------------------------------------------------------------------------------------------------------------

                      METROPOLITAN LIFE INSURANCE COMPANY


                          REFUND OF SALES CHARGE RIDER


If you request full surrender of your policy at any time during the Benefit Period, in addition to any Cash Surrender Value, we will pay an amount equal to any sales load deducted within 365 days prior to the date we receive your request for full surrender at our Designed Office.

The Benefit Period is shown on page 3. It begins on the Date of Policy and continues for the number of years shown.



                         Signed for Metropolitan Life Insurance Company.


                                            /s/ Louis J. Ragusa
                                            Louis J. Ragusa
                                            Vice President and Secretary

                      METROPOLITAN LIFE INSURANCE COMPANY

                                  ENDORSEMENT


This endorsement is a part of the policy to which it is attached.

You may cancel this policy at any time. In order to cancel the policy, we must receive the policy and a written request signed by you for payment of the policy's cash value or cash surrender value. The request must show the policy number and the name of the Insured(s). The request must be signed by any other owner, assignee, irrevocable beneficiary and any other person having a legal interest in the policy.

We may need other information before we pay you the policy's cash value or cash surrender value. For example, we may be required to ask you for federal and state income tax withholding information.



                                                    /s/ Louis J. Ragusa
                                                    Louis J. Ragusa
                                                    Vice President and Secretary